SCHEDULE 14a
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

         / /      Preliminary Proxy Statement
         / /      Confidential, for Use of the Commission Only (as permitted by
                  Rule 14a-6(e)(2))
         /X/      Definitive Proxy Statement
         / /      Definitive Additional Materials
         / /      Soliciting   Material  Pursuant  to  Rule  14a-11(c)  or  Rule
                  14(a)-12


                                   NUCO2 INC.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)



--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)


         Payment of filing fee (check the appropriate box):

         /X/      No fee required.

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

         (2)      Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

         / /      Fee paid previously with preliminary materials.


         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:


--------------------------------------------------------------------------------


         (2)      Form, Schedule or Registration Statement no.:



--------------------------------------------------------------------------------


         (3)      Filing Party:



--------------------------------------------------------------------------------


         (4)      Date Filed:

                                   NUCO2 INC.
                             2800 S.E. Market Place
                              Stuart, Florida 34997
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                December 2, 1999
                             ----------------------




To the Shareholders of NUCO2 INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of NUCO2 INC., a Florida corporation (the "Company"), will be held at the Radisson Plaza Hotel, 60 S. Ivanhoe Blvd., Orlando, FL 32804, on Thursday, December 2, 1999 at 9:00 a.m., local time for the following purposes:

         1. To elect seven (7) members of the Board of Directors of the Company to serve until the next annual meeting of shareholders and until their successors have been duly elected and shall have qualified;

         2. To amend the 1995 Stock Option Plan of the Company to increase the number of shares available for issuance thereunder from 850,000 shares to 1,550,000 shares; and

         3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Only shareholders of record at the close of business on October 18, 1999 are entitled to notice of, and to vote at, the Annual Meeting.

                               By Order of the Board of Directors

                               EDWARD M. SELLIAN
                               Chairman of the Board and Chief Executive Officer

Stuart, Florida
October 29, 1999


              WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL
           MEETING YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE
                ENCLOSED PROXY IN THE ENVELOPE THAT IS PROVIDED,
                   WHICH REQUIRES NO POSTAGE IF MAILED IN THE
                                 UNITED STATES.

                                   NUCO2 INC.
                             2800 S.E. Market Place
                              Stuart, Florida 34997
                            -------------------------

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                December 2, 1999
                            -------------------------

                                  INTRODUCTION

         This Proxy Statement is furnished to the shareholders of NUCO2 INC., a Florida corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies ("Proxies") for the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Radisson Plaza Hotel, 60 S. Ivanhoe Blvd., Orlando, FL 32804, on Thursday, December 2, 1999 at 9:00 a.m., local time, or at any adjournments thereof. The approximate date on which this Proxy Statement and the accompanying Proxy will be first sent or given to shareholders is October 29, 1999.

                        RECORD DATE AND VOTING SECURITIES

         The voting securities of the Company outstanding on October 18, 1999 consisted of 7,216,664 shares of common stock, $.001 par value ("Common Stock"), entitling the holders thereof to one vote per share. Only shareholders of record as at that date are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A majority of the outstanding shares of Common Stock present in person or by proxy is required for a quorum.

                            PROXIES AND VOTING RIGHTS

         Shares of Common Stock represented by Proxies, in the accompanying form of Proxy, which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares represented thereby will be voted (i) for the election as directors of the persons who have been nominated by the Board of Directors, (ii) to amend the 1995 Stock Option Plan of the Company (the "1995 Plan") to increase the number of shares of Common Stock available for issuance thereunder from 850,000 shares to 1,550,000 shares and (iii) for any other matter that may properly come before the Annual Meeting in accordance with the judgment of the person or persons voting the Proxy.

         The execution of a Proxy will in no way affect a shareholder's right to attend the Annual Meeting and vote in person. Any Proxy executed and returned by a shareholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Annual Meeting or by execution of a subsequent Proxy which is presented to the Annual Meeting, or if the shareholder attends the Annual Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation. In determining the presence of a quorum at the Annual Meeting, abstentions are counted and broker non-votes are not counted. The current Florida Business Corporation Act (the "Act") provides that directors are elected by a plurality of the votes cast and all other matters are approved if the votes cast in favor of the action exceed the votes cast against the action (unless the matter is one for which the Act or the Company's articles of incorporation require a greater vote). Therefore, under the Act, abstentions and broker non-votes have no legal effect on whether a matter is approved.

         All expenses in connection with this solicitation will be borne by the Company. It is expected that solicitations will be made primarily by mail, but officers, directors, employees or representatives of the Company may also solicit Proxies by telephone, telegraph or in person, without additional compensation. The Company will, upon request, reimburse brokerage houses and persons holding shares in the names of their nominees for their reasonable expenses in sending solicitation material to their principals.

                               SECURITY OWNERSHIP


         The following table sets forth information concerning ownership of the Common Stock, as at October 18, 1999, by (i) each Director, (ii) each executive officer, (iii) all Directors and executive officers as a group and (iv) each person known to the Company to be the beneficial owner of more than five percent of the Common Stock.


                                                                   Amount and Nature of
                                                                        Beneficial              Percent of
Name and Address(1)                                                    Ownership(2)              Class(3)
-------------------                                                    ------------              --------
Edward M. Sellian...............................................       1,180,353 (4)               16.1%
Robert Ranieri..................................................         106,609 (5)                1.5
Craig L. Burr...................................................         319,100 (6)                4.4
Robert L. Frome. ...............................................         138,122 (7)                1.9
John A. Kerney..................................................           2,000 (8)                 0
Daniel Raynor...................................................         393,302 (9)                5.4
Richard D. Waters, Jr...........................................               0                     -
Joann Sabatino .................................................         111,658 (10)               1.5
Eric M. Wechsler................................................          18,750 (11)                *
Kern Capital Management, LLC....................................         586,300                    8.1
114 West 47th Street, Suite 1926 New York, NY 1003
William P. Egan.................................................         452,000 (12)               6.3
c/o Burr, Egan, Deleage & Co.
One Post Office Square, Suite 3800
Boston, MA  02103
Van Wagoner Capital Management, Inc.............................         387,800                    5.4
One Bush Street, Suite 1150
San Francisco, CA 94104
Chase Equity Associates L.P.....................................         379,025 (13)               5.0
380 Madison Avenue
New York, NY 10017
The BOC Group, Inc..............................................       1,000,000 (14)              12.2
575 Mountain Avenue
Murray Hill, NJ   07974
All Directors and Executive Officers as a Group (9 persons).....       2,269,894 (15)              30.1%

------------------
* Less than 1%.
(1) Unless otherwise indicated, the address of each beneficial owner is c/o the Company, 2800 S.E. Market Place, Stuart, FL 34997.
(2) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 ("Rule 13d-3") and unless otherwise indicated, represents shares for which the beneficial owner has sole voting and investment power and for beneficial ownership purposes includes any options or other rights to subscribe for Common Stock which are exercisable within sixty (60) days of October 18, 1999.
(3) The percentage of class is calculated in accordance with Rule 13d-3 and attributes, for beneficial ownership purposes, any options or other rights to subscribe for Common Stock which are exercisable within sixty (60) days of October 18, 1999.
(4) Includes 11,660 shares held by Mr. Sellian's wife, 300 shares held by Mr. Sellian's grandchildren and great-niece of which Mr. Sellian is the custodian and 94,090 shares issuable upon exercise of options.
(5)         Includes 96,109 shares issuable upon exercise of options.
(6) Includes 26,150 shares owned by Matthew Burr and 26,150 shares owned by Lander Burr, Mr. Burr's minor sons with respect to which Mr. Burr disclaims beneficial ownership, 83,750 shares owned by The William
            P. Egan 1985 Children's Trust of which Mr. Burr is a trustee but disclaims beneficial ownership and 52,050 shares owned by The William P. Egan 1986 Children's Trust of which Mr. Burr is a trustee but disclaims beneficial ownership. Mr. Egan is neither a trustee nor claims any beneficial ownership in shares owned by The William
            P. Egan 1985 Children's Trust or The William P. Egan 1986 Children's Trust. See (12) below.
(7) Includes 4,000 shares owned by Frome & Co., a limited partnership of which Mr. Frome is the general partner, 2,000 shares owned by Jennifer Frome, Mr. Frome's minor daughter with respect to which Mr. Frome disclaims beneficial ownership, and 6,000 shares issuable upon exercise of options.
(8)         Represents 2,000 shares issuable upon exercise of options.
(9) Includes 37,744 shares owned by The Argentum Group, a general partnership of which Mr. Raynor is the president of a general partner, 256,226 shares owned by Argentum Capital Partners, L.P., a limited partnership of which Mr. Raynor is chairman of the general partner, 92,332 shares owned by Environmental Private Equity Fund II, a limited partnership of which Mr. Raynor is an indirect affiliate of the general partner and 2,000 shares issuable upon exercise of options.
(10)        Represents 111,658 shares issuable upon exercise of options.
(11)        Includes 15,750 shares issuable upon exercise of options.
(12) Includes 331,000 shares owned by The Craig L. Burr 1986 Children's Trust of which Mr. Egan is a trustee but disclaims beneficial ownership. Mr. Burr is neither a trustee nor claims any beneficial ownership in shares owned by The Craig L. Burr 1986 Children's Trust. See (6) above.
(13) Represents 379,025 shares issuable upon exercise of a common stock purchase warrant.
(14) Represents 1,000,000 shares issuable upon exercise of a common stock purchase warrant.
(15)        Includes 327,607 shares issuable upon exercise of options.


                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

               Directors of the Company hold office until the next annual meeting of shareholders and until their successors are duly elected and shall have qualified. Directors shall be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. If no contrary instructions are indicated, Proxies will be voted for the election of Edward M. Sellian, Robert Ranieri, Craig L. Burr, Robert L. Frome, John A. Kerney, Daniel Raynor and Richard D. Waters, Jr., the seven nominees of the Board of Directors. All of the nominees are currently Directors of the Company. The Company does not expect that any of the nominees will be unavailable for election, but if that should occur before the Annual Meeting, the Proxies will be voted in favor of the remaining nominees and may also be voted for a substitute nominee or nominees selected by the Board of Directors.

               The names of the nominees and certain information concerning them is set forth below:


Name                                              Age            Position(s)
----                                              ---            -----------

Edward M. Sellian.....................             57            Chairman of the Board and Chief Executive
                                                                 Officer
Robert Ranieri........................             35            Chief Operating Officer, Executive Vice
                                                                 President and Director
Craig L. Burr.........................             54            Director
Robert L. Frome.......................             58            Director
John A. Kerney........................             39            Director
Daniel Raynor.........................             40            Director
Richard D. Waters, Jr.................             49            Director


               Edward M. Sellian: Chairman of the Board and Chief Executive Officer since 1991.

               Robert  Ranieri:  Chief  Operating  Officer  and  Executive  Vice
President since March 1997. Director since August 1998. Prior to joining the Company in January 1994, Mr. Ranieri was the owner and operator of 1649 Restaurant Corporation. Mr. Ranieri has a B.A. degree from George Washington University.

               Craig L. Burr: Director since May 1999. Mr. Burr has been a managing general partner of Burr, Egan, Deleage & Co., a venture capital firm, since 1979. Mr. Burr has a B.A. degree from Harvard College and an M.B.A. degree from Harvard Graduate School of Business Administration. Mr. Burr is a director of Boston Communications Group, Inc. as well as several private companies affiliated with Burr, Egan, Deleage & Co.

               Robert L. Frome: Director since December 1995. Mr. Frome has been engaged in the practice of law for more than the past five years as a senior partner of the law firm of Olshan Grundman Frome Rosenzweig & Wolosky LLP. Mr. Frome is a director of Healthcare Services Group, Inc., the nation's largest provider of housekeeping services to long-term healthcare facilities and Paradigm Medical Industries, Inc., a developer, manufacturer and seller of ophthalmic surgical and diagnostic equipment and instruments. Mr. Frome has a B.S. degree from New York University, an L.L.B. degree from Harvard University and an L.L.M. degree from New York University.

               John A. Kerney: Director since August 1998. Since November 1999, Mr. Kerney has been chief executive officer and founder of Adbivium, LLC, a start-up Internet retailer. From 1993 to October 1999, Mr. Kerney was a principal of and employed by Gordon Brothers Group, LLC., a Boston-based merchant banking and retailer advisory and consulting firm founded in 1903, in various capacities, most recently as chief operating officer. Mr. Kerney has a B.A. degree from Middlebury College.

               Daniel Raynor: Director since February 1998. Mr. Raynor has been the president of a general partner of The Argentum Group, a private investment firm since its founding in November 1987, chairman of the general partner of Argentum Capital Partners, L.P., a small business investment company (SBIC), since its organization in February 1990 and managing member of the managing member of Argentum Capital Partners II, L.P., also an SBIC, since its organization in March 1997. Mr. Raynor is a director of Dynamic Healthcare Technologies, Inc. and Comforce Corporation and several private companies including Community Corrections Corporation, Fusion Lighting, Inc. and HealthCharge Corporation. Mr. Raynor received a B.S. in economics from The Wharton School, University of Pennsylvania.

               Richard D. Waters, Jr: Director since October 1999. Mr. Waters is a Managing Director in the Mezzanine Group of Chase Capital Partners, the private equity investing arm of The Chase Manhattan Corporation. Prior to joining Chase Capital Partners in 1996, Mr. Waters had been in Chase's Merchant Banking Group since 1986. Mr. Waters received a B.A. degree in economics from Hamilton College and an M.B.A. degree from Columbia University.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES.


Board Meetings and Committees

               The Board of Directors of the Company formally met on three occasions during the fiscal year ended June 30, 1999. From time to time during such fiscal year, the members of the Board of Directors acted by unanimous written consent. The Board of Directors has authorized a Stock Option Committee, an Audit Committee and a Compensation Committee. The Stock Option Committee members are John A. Kerney and Daniel Raynor. The Audit Committee members are Robert L. Frome and John A. Kerney. The Compensation Committee members are currently John A. Kerney and Robert Ranieri.

               The Stock Option Committee determines the term and the grant of stock options in accordance with each of the Company's stock option plans, and administers such plans. The Audit Committee reviews the Company's annual audit and meets with the Company's independent accountants to review the Company's internal controls and financial management practices. The Compensation Committee reviews, analyzes and makes recommendations to the Board of Directors regarding compensation of the key employees of the Company and prepares an annual report on such policies. From time to time during the fiscal year ended June 30, 1999, certain of the Committees of the Board of Directors acted by unanimous written consent. The Company does not have a standing nominating committee or a committee which serves nominating functions.


Board of Directors Compensation

               Directors of the Company who are not executive officers do not receive cash compensation for acting as a Director but are reimbursed for the reasonable expenses of attending meetings. In addition, each non-employee
Director is eligible to  participate  in the Company's  Directors'  Stock Option
Plan.


Other Executive Officers


               Joann Sabatino: Chief Financial Officer and Treasurer since October 1996. Age 39. Prior to joining the Company, Ms. Sabatino was a partner at Cooper, Selvin & Strassberg, LLP. Ms. Sabatino commenced her employment at Cooper, Selvin & Strassberg LLP in 1984, and has over 10 years of experience serving beverage industry clients. In November 1997, the partners and employees of Cooper, Selvin & Strassberg LLP joined the firm of Margolin, Winer & Evens LLP, the company's independent auditors. Ms. Sabatino is a Certified Public
Accountant and a member of the American Institute of Certified Public Accountants. Ms. Sabatino has a B.S. degree in Accounting from the State University of New York at Oswego.

               Eric M. Wechsler: General Counsel and Secretary since January 1998. Age 40. Prior to joining the Company, Mr. Wechsler, since 1990, was a corporate associate at the law firm of Olshan Grundman Frome Rosenzweig & Wolosky LLP, the Company's legal counsel. Mr. Wechsler has a J.D. degree from Fordham University, an M.B.A. degree from New York University and a B.A. degree from Northwestern University.

Executive Compensation

               The following table sets forth, for the fiscal years indicated, all compensation awarded to, earned by or paid to the chief executive officer ("CEO") of the Company (Mr. Edward M. Sellian, the Chairman of the Board and Chief Executive Officer of the Company) and the four most highly compensated executive officers of the Company other than the CEO whose salary and bonus exceeded $100,000 with respect to the fiscal year ended June 30, 1999 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                                                                                         Long-Term
                                                                                                                       Compensation
                                                                           Annual Compensation                              Awards
                                                                      --------------------------------------     -------------------
                                                   Fiscal Year
Name and Principal Position                      Ended June 30,            Salary($)            Bonus($)                Options (#)
---------------------------                      --------------            ---------            --------                -----------
Edward M. Sellian                                     1999                  160,615                 --                         --
  Chairman of the Board,                              1998                  160,615                 --                    150,000
  Chief Executive Officer                             1997                  160,615                 --                         --

Robert Ranieri                                        1999                  100,385                 --                     80,000
  Chief Operating Officer,                            1998                  100,385                 --                     50,000
  Executive Vice President                            1997                  105,463                 --                     45,000

Joann Sabatino                                        1999                  150,587                 --                     40,000
  Chief Financial Officer, Treasurer                  1998                  150,587             25,000                     25,000
                                                      1997                  107,313                 --                    100,000

Eric M. Wechsler                                      1999                  135,519                 --                     35,000
 General Counsel, Secretary                           1998                   73,154                 --                     35,000
                                                      1997                       --                 --                         --

Jean Houghton (1)                                     1999                  100,385                 --                         --
  Vice President -  Administration                    1998                  100,385                 --                     40,000
                                                      1997                  105,463                 --                     45,000

------------------
(1) Ms. Houghton resigned as Vice President - Administration of the Company on October 15, 1999.

               The following table sets forth certain information regarding stock option grants made to the Named Executive Officers during the fiscal year ended June 30, 1999.


                        OPTION GRANTS IN LAST FISCAL YEAR


                                                                    Individual Grants
                         --------------------------------------------------------------------------------------------------------
                                                                                                                Potential
                               Number of            % of Total                                               Realizable Value
                               Securities             Options                                                   at Assumed
                               Underlying           Granted to                                               Annual Rates of
                                Options            Employees in       Exercise or Base      Expiration       Appreciation for
                               Granted (#)          Fiscal Year          Price($/Sh)           Date            Option Term
                               -----------         ------------       ----------------      ----------       -----------------
                                                                                                           5% ($)       10%($)
                                                                                                           ------       ------
Robert Ranieri                   80,000(1)              35                  5.50             10/12/08      276,800      701,600
Joann Sabatino                   40,000(1)              17                  5.50             10/12/08      138,400      350,800
Eric M. Wechsler                 35,000(1)              16                  5.50             10/12/08      121,100      306,950

(1) One-fifth of the number of options are exercisable commencing October 12, 1999, one-fifth of the number of options are exercisable commencing October 12, 2000, one-fifth of the number of options are exercisable commencing October 12, 2001, one-fifth of the number of options are exercisable commencing October 12, 2002 and the final one-fifth of the number of options are exercisable commencing October 12, 2003.

         The following table sets forth certain information regarding unexercised stock options held by each of the Named Executive Officers as of June 30, 1999. None of the Named Executive Officers exercised any stock options during the fiscal year ended June 30, 1999.


                    AGGREGATED FISCAL YEAR-END OPTION VALUES


                          Number of Unexercised Options at         Value of Unexercised
                                  June 30, 1999(#)                In-the-Money Options at
                                                                   June 30, 1999 ($)(1)

Name                     Exercisable/Unexercisable               Exercisable/Unexercisable
----                     -------------------------               -------------------------
Edward M. Sellian                  47,045/102,955                           0/0
Robert Ranieri                     54,946/134,837                        0/260,000
Joann Sabatino                     68,495/96,505                         0/130,000
Eric M. Wechsler                    8,750/61,250                         0/113,750
Jean Houghton                      55,027/44,756                            0/0

-----------------
(1) On June 30, 1999, the last reported sales price of the Common Stock as reported by the Nasdaq National Market was $8.75 per share.

Long-Term Incentive and Pension Plans

               The Company does not have any long-term incentive or defined benefit pension plans.

Noncompetition Agreement

               Mr. Sellian does not have an employment agreement with the Company. The Company has, however, entered into a noncompetition agreement with Mr. Sellian. Mr. Sellian's agreement provides that for as long as he is Chairman of the Board of the Company or owns at least 25% of the outstanding Common Stock and for two years thereafter, he shall not, without the prior written consent of the Company, associate with any competing entity within the United States or employ, or solicit the employment of any employee of the Company.


Stock Option Plans

               1995 Stock Option Plan. Under the Company's 1995 Stock Option Plan (the "1995 Plan"), 850,000 shares of Common Stock are reserved for issuance upon the exercise of stock options. The Board of Directors has proposed an amendment to the 1995 Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 850,000 shares to 1,550,000 shares. See "Proposal No. 2 - Amendment to the 1995 Stock Option Plan." Options to purchase an aggregate of 801,226 shares of Common Stock are presently outstanding. Options to purchase 433 shares of Common Stock have been exercised. The 1995 Plan is designed as a means to attract, retain and motivate key employees. The Stock Option Committee administers and interprets the 1995 Plan.

               The 1995 Plan provides for the granting of both incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended) and nonqualified stock options. Options are granted under the 1995 Plan on such terms and at such prices as determined by the Stock Option Committee, except that the per share exercise price of incentive stock options cannot be less than the fair market value of the Common Stock on the date of grant and the per share exercise price of nonqualified stock options cannot be less than 75% of the fair market value of the Common Stock on the date of grant. Each option is exercisable after the period or periods specified in the option agreement, but no option may be exercisable after the expiration of ten years from the date of grant. Options granted under the 1995 Plan are not transferable other than by will or by the laws of descent and distribution.

               Directors' Stock Option Plan. The Company's Directors' Stock Option Plan (the "Directors' Plan") provides for the grant of options to purchase Common Stock of the Company to non-employee Directors of the Company. The Directors' Plan authorizes the issuance of a maximum of 60,000 shares of Common Stock. Options to purchase an aggregate of 36,000 shares of Common Stock are presently outstanding. No options have been exercised.

               The Directors' Plan is administered by the Board of Directors. Under the Directors' Plan each non-employee Director receives options for 6,000 shares of Common Stock on the date of his or her first election to the Board of Directors. In addition, on the third anniversary of each Director's first election to the Board, and on each three year anniversary thereafter, each non-employee Director will receive an additional option to purchase 6,000 shares of Common Stock. The exercise price per share for all options granted under the Directors' Plan will be equal to the fair market value of the Common Stock as of the date preceding the date of grant. All options vest in three equal annual installments beginning on the first anniversary of the date of grant.

Compensation Committee Interlocks and Insider Participation

               Mr. Ranieri, Chief Operating Officer and Executive Vice President of the Company, served as a member of the Compensation Committee of the Board of Directors of the Company during the fiscal year ended June 30, 1999.

Compensation Committee Report on Executive Compensation

General

               The  Compensation   Committee   determines  the  cash  and  other
incentive compensation, if any, to be paid to the Company's executive officers.

Compensation Philosophy

               The Compensation Committee's executive compensation philosophy is to base management's pay, in part, on achievement of the Company's annual and long-term performance goals, to provide competitive levels of compensation, to recognize individual initiative, achievement and length of service to the Company, and to assist the Company in attracting and retaining qualified management.

Salaries

               Base salaries for the Company's executive officers are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions within the Company's industry. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive particularly with respect to the ability to manage growth of the Company or to generate sales of the Company's products, length of service to the Company and any increased responsibilities assumed by the executive. The Company places itself in the low level in determining salaries compared to its competitors.

Annual Bonuses

               The Company from time to time considers the payment of bonuses to its executive officers although no formal plan currently exists. Bonuses would be determined based, first, upon the level of achievement by the Company of its strategic and operating goals and, second, upon the level of personal achievement by participants. The achievement of personal goals includes the actual performance of the Company for which the executive officer has responsibility as compared to the planned performance thereof, the level of cost savings achieved by such executive officer, the ability to manage and motivate employees and the achievement of assigned projects. Bonuses are determined annually after the close of each fiscal year. Despite achievement of personal goals, bonuses may not be given based upon the performance of the Company as a whole. No bonus was awarded to any Named Executive Officer for the fiscal year ended June 30, 1999.

Compensation of Chief Executive Officer

               Mr. Sellian's salary during the fiscal year ended June 30, 1999 was based upon the factors described in the "Salaries" paragraph above. Mr. Sellian's compensation is believed to be in the low range compared to salaries received by other chief executive officers of other carbon dioxide suppliers. This range represents the Company's best estimate as there is limited information available on the salary levels of chief executive officers of the Company's competitors.

Stock Options

               During the fiscal year ended June 30, 1999, the Stock Option Committee awarded stock options to purchase 80,000 shares of Common Stock to Mr. Ranieri, 40,000 shares of Common Stock to Ms. Sabatino and 35,000 shares of Common Stock to Mr. Wechsler. The exercise price of such options was equal to or greater than the fair market value of the Common Stock on the date of grant. It is the philosophy of the Stock Option Committee that stock options should be awarded only to key employees of the Company to promote long-term interests between such employees and the Company's shareholders and to assist in the retention of such employees.

Current Compensation Committee Members: John A. Kerney; Robert Ranieri.

Section 16(a) Beneficial Ownership Reporting Compliance

               Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than ten percent shareholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

               Based solely on review of copies of such forms furnished to the Company, or written representations that no Form 5's were required, the Company believes that during the year ended June 30, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.





                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

               The Company leases its Stuart, Florida headquarters complex from Mr. Sellian for $20,138 per month, below fair market value for the premises determined by an independent real estate appraisal. Rent expense for the headquarters totaled $240,531 for the fiscal year ended June 30, 1999. The Company also leases its Ft. Meyers, Florida and Wappingers Falls, New York storage depots from Mr. Sellian and a corporation owned by Mr. Sellian, respectively, for $835 and $2,200 per month, respectively. Rent expense for these storage depots totaled $36,417 for the fiscal year ended June 30, 1999.

               Mr. Robert L. Frome, a Director of the Company, is a member of the law firm of Olshan Grundman Frome Rosenzweig & Wolosky LLP, which law firm has been retained by the Company during the last fiscal year. Fees received from the Company by such firm during the last fiscal year did not exceed 5% of such firm's revenues.

Performance Graph

               The following graph compares, for each of the fiscal years indicated, the yearly percentage change in the Company's cumulative total shareholder return on its Common Stock with the cumulative total return of (i) the Nasdaq Stock Market (U.S.) Index, a broad equity market index, and (ii) the Russell 2000 Index, a "small cap" index. The Company has elected to use the Russell 2000 Index since it does not use a published industry or line-of-business index and does not believe it can reasonably identify a peer group.


                     COMPARISON OF CUMULATIVE TOTAL RETURN
                    AMONG NUCO2 INC., THE RUSSELL 2000 INDEX
                    AND THE NASDAQ STOCK MARKET (U.S.) INDEX

                                             Cumulative Total Return
                                      ----------------------------------------
                                      12/19/95  6/96   6/97      6/98     6/99

      NUCO2 INC.                       100      342     192      115      97
      NASDAQ STOCK MARKET (U.S.)       100      116     141      186     266
      RUSSELL 2000                     100      113     132      156     156


      Assumes $100 invested on December 19, 1995 in the Company's Common Stock, the Russeell 2000 Index and the Nasdaq Stock Market (U.S.) Index. The calculations in the table were made on a dividends reinvested basis.

                                 PROPOSAL NO. 2

                     AMENDMENT TO THE 1995 STOCK OPTION PLAN

               The Board of Directors proposes the amendment of the 1995 Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 850,000 shares to 1,550,000 shares (the "Amendment"). The 1995 Plan is designed as a means to attract, retain and motivate key employees. On October
19, 1999, the Board of Directors voted to approve the Amendment, subject to shareholder approval.

               The Stock Option Committee administers and interprets the 1995 Plan. The 1995 Plan provides for the granting of both incentive stock options (as defined in Section 422 of the Internal Revenue code of 1986, as amended) and nonqualified stock options. Options are granted under the 1995 Plan on such terms and at such prices as determined by the Stock Option Committee, except that the per share exercise price of incentive stock options cannot be less than the fair market value of the Common Stock on the date of grant and the per share exercise price of nonqualified stock options cannot be less than 75% of the fair market value of the Common Stock on the date of grant. Each option is exercisable after the period or periods specified in the option agreement, but no option may be exercisable after the expiration of ten years from the date of grant. Options granted under the 1995 Plan are not transferable other than by will or by the laws of descent and distribution.

               As of the date hereof, stock options to purchase 801,226 shares of Common Stock, at exercise prices ranging from $5.50 to $11.28 per share, have been granted and are outstanding under the 1995 Plan. Options to purchase 433 shares of Common Stock have been exercised through the date hereof. The 1995 Plan will terminate on November 7, 2005, but may be terminated by the Board of Directors at any time prior to such date. The following table sets forth certain information regarding stock options held by employees of the Company.


Name and Position                                                      Number of Options (1)(2)
-----------------                                                      ------------------------

Edward M. Sellian,                                                               150,000
Chairman of the Board, Chief Executive Officer

Robert Ranieri,                                                                  189,783
Chief Operating Officer, Executive Vice President

Joann Sabatino,                                                                  165,000
Chief Financial Officer, Treasurer

Eric M. Wechsler,                                                                 70,000
General Counsel, Secretary

Executive Group (3)                                                              574,783

Non-Executive Officer Employee Group(4)                                          226,443

---------------------------

(1) On October 18, 1999, the last reported sales price of the Company's Common Stock as reported by the Nasdaq National Market was $7.25 per share.
(2) Information contained in this table is duplicative of information contained in "Executive Compensation" and does not signify additional grants of options to purchase shares of Common Stock.
(3)      All current executive officers as a group.
(4) All employees, including all current officers who are not executive officers, as a group.

         Only 48,341 shares of Common Stock remain available for the grant of options under the 1995 Plan. The Board of Directors believes it is in the Company's best interests to approve the Amendment which would allow the Company to continue to grant options under the 1995 Plan to secure for the Company the benefits of the additional incentive inherent in the ownership of shares of Common Stock by key employees of the Company and to help the Company secure and retain the services of key employees. The 1995 Plan is an important factor in accomplishing these goals, especially in companies like the Company that utilize stock options as a portion of the compensation and incentives of employees and for aligning the interests of its employees with the interests of its shareholders.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT.



                         INDEPENDENT PUBLIC ACCOUNTANTS

         In November 1997, the partners and employees of Cooper, Selvin & Strassberg LLP, the Company's independent public accountants for the fiscal year ended June 30, 1996, joined the firm of Margolin, Winer & Evens LLP ("MWE"). MWE were the Company's independent public accountants for the fiscal years ended June 30, 1998 and 1999. A representative of MWE is expected to be present at the Annual Meeting to answer any appropriate shareholder questions, and will, if he so desires, have the opportunity to make a statement. The Company has not selected independent accountants for the current fiscal year ending June 30, 2000 and will solicit bids from appropriate candidates.

                              SHAREHOLDER PROPOSALS

         Any shareholder proposal intended for inclusion in the Company's proxy statement and form of proxy for next year's annual shareholders' meeting must be received at the Company's principal executive offices prior to July 1, 2000. Management of the Company is allowed to use its discretionary proxy voting authority in connection with any shareholder proposal received by the Company after September 15, 2000 intended for presentation from the floor at next year's annual shareholders' meeting.

                                  OTHER MATTERS

         So far as it is known, there is no business other than that described above to be presented for action by the shareholders at the forthcoming Annual Meeting, but it is intended that Proxies will be voted upon any other matters and proposals that may legally come before the Annual Meeting, or any adjournments thereof, in accordance with the discretion of the persons named therein.

         The Company will furnish without charge, a copy of its Annual Report on Form 10-K (without exhibits) for the fiscal year ended June 30, 1999 as filed with the Securities and Exchange Commission to shareholders of record as of October 18, 1999 who make written request to Eric M. Wechsler, Secretary, NuCo2 Inc., 2800 SE Market Place, Stuart, Florida 34997.

                               By Order of the Board of Directors

                               EDWARD M. SELLIAN
                               Chairman of the Board and Chief Executive Officer
Stuart, Florida
October 29, 1999

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                   NUCO2 INC.
            PROXY--ANNUAL MEETING OF SHAREHOLDERS, DECEMBER 2, 1999

      The undersigned, a shareholder of NuCo2 Inc., a Florida corporation (the "Company"), does hereby constitute and appoint Edward M. Sellian and Robert Ranieri and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present at the 1999 Annual Meeting of Shareholders of the Company to be held at the Radisson Plaza Hotel, 60 S. Ivanhoe Blvd., Orlando, FL 32804 on Thursday, December 2, 1999 at 9:00 a.m., local time, or at any adjournment or adjournments thereof.

         The undersigned hereby instructs said proxies or their substitutes as set forth below.


         1.   ELECTION OF DIRECTORS:
              The election of Edward M. Sellian, Robert Ranieri, Craig L. Burr, Robert L. Frome, John A. Kerney, Daniel Raynor, and Richard D. Waters, Jr.

              / / FOR   / / TO WITHHOLD AUTHORITY to vote for all nominees.
              TO WITHHOLD AUTHORITY to vote for any individual nominee(s), print name(s) below:

              ------------------------------------------------------------------

         2.   TO AMEND THE COMPANY'S 1995 STOCK OPTION PLAN.
              / / FOR   / / AGAINST   / / ABSTAIN

         3.   DISCRETIONARY AUTHORITY

                                                 (Continued on the reverse side)

       THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREINBEFORE GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT THE NOMINEES AS DIRECTORS, TO APPROVE THE AMENDMENT TO THE COMPANY'S 1995 STOCK OPTION PLAN AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES OR PROXY WITH RESPECT TO ANY OTHER BUSINESS TRANSACTED AT THE ANNUAL MEETING.

       The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated October 29, 1999, and a copy of the Company's Annual Report for the fiscal year ended June 30, 1999.

                                             PLEASE  MARK,  DATE,  SIGN AND MAIL
                                        THIS PROXY IN THE ENVELOPE  PROVIDED FOR
                                        THIS PURPOSE.  NO POSTAGE IS REQUIRED IF
                                        MAILED IN THE UNITED STATES.

                                        ________________________________, 1999
                                        ________________________________ (L.S.)
                                        ________________________________ (L.S.)
                                               Signature(s)

                                             NOTE:  Please sign  exactly as your
                                        name  or  names  appear   hereon.   When
                                        signing    as    attorney,     executor,
                                        administrator,   trustee  or   guardian,
                                        please  indicate  the  capacity in which
                                        signing.  When signing as joint tenants,
                                        all  parties in the joint  tenancy  must
                                        sign.   When  a  proxy  is  given  by  a
                                        corporation, it should be signed with full corporate name by a duly authorized officer.